Exhibit T3-E3

Proposed Agreement

Honorable Creditor: (HONORABLE JUDGE)

Court:

As indicated by the Mexican Business Reorganization Act, I make available to you for the period of ten days, the Proposed Agreement that I believe has the favorable opinion of the Company and the majority of recognized creditors.

Court: SEVENTH CIVIL DISTRICT COURT IN THE FEDERAL DISTRICT Company: GRUPO IUSACELL CELULAR, S.A. DE C.V. Petitioner: GRUPO IUSACELL CELULAR, S.A. DE C.V. Case No.: 107/2006-I JOINED
Company’s Contact Information	Conciliator’s Contact Information
Name and address: GRUPO IUSACELL CELULAR, S.A. DE C.V. AV. PASEO DE LAS PALMAS 731 – 501 and 502 Col. LOMAS DE CHAPULTEPEC Del. México, FEDERAL DISTRICT, Post Code 11000	Name and address to sign the proposed agreement: C.P.C., M.A. and L.D. ENRIQUE ESTRELLA MENÉNDEZ ETLA 19 – Col. HIPÓDROMO CONDESA Del. MÉXICO, FEDERAL DISTRICT, POST CODE 06100, Mexico
Credits against the estate (recognized liabilities) of the Company
Section	Description	Legal Basis	Amount	Vote
1 2 3 4 5 6 7 8 9 10 11 12 13 14

Labor (Constitution Art. 123 Sect. XXIII Part “A”)

For administration of the estate

Normal expenses for the estate’s assets

Proceedings to benefit the estate

Fees and expenses of the specialists

Burial expenses

Medical expenses

Creditors with a mortgage guaranty

Creditors with mortgage guaranty

Tax with real guaranty

Tax without guaranty

Other labor obligations

Creditors with special privilege

Unsecured creditors

Art. 224 Sect. I

Art. 224 Sect. II

Art. 224 Sect. III

Art. 224 Sect. IV

Art. 224 Sect. V

Art. 218 Sect. I

Art. 218 Sect. II

Art. 219 Sect. I

Art. 219 Sect. II

Art. 221

Art. 221

Art. 221

Art. 221

Art. 221

			0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 1,420,447,987.48 0.00 0.00 0.00 0.00 2,573,773,282.38	0.00% 35.56% 0.00 64.44%
		Total in UDIs	3,994,221,269.86	100.00%
Sum of the credits of creditors in the four sections identified with 8, 9, 13, and 14: To be effective, this agreement must be signed by recognized creditors in the minimum allowed amount of:		Art. 157 and 159 Art. 157	3,994,221,269.86 2,001,104,856.20	100.00% 50.10%
Reserves for Payment of Differences and Tax Credits
Section	Description	Legal Basis*	Amount of the reserve
15 16	Differences from pending exceptions Tax obligations to be determined	Art. 153 Art. 153	0.00 0.00
		Total in UDIs	0.00
Credits Subject to the Labor Agreement or Write-off / Tax Authorization
Section	Description	Legal Basis*	Amount
17 18	Labor Credit Tax Credit	Art. 152 Art. 152	0.00 0.00
		Total in UDIs	0.00
Proposal to Creditors
Section	Type of Creditor	Section	Type of Creditor
19 20 21 22	Creditors with a mortgage guaranty Creditors with mortgage guaranty Creditors with special privilege Unsecured creditors	23 24 25	Other creditors who sign the Agreement Strategy Clauses
Received stamp and signature of the Court		Date (with number) 02/08/2007 MEXICO, FEDERAL DISTRICT, ON THE EIGHTH OF FEBRUARY OF TWO THOUSAND SEVEN [signature] C.P.C., M.A. and L.D. ENRIQUE ESTRELLA MENÉNDEZ Name and signature of conciliator
*Article and section of the Mexican Business Reorganization Act.		[signature:] I received the original

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 5 Page: 1

List of Credits Recognized Against the Estate: Fees and Expenses of the
Concurso Mercantil Specialists, Inspector, and Conciliator

(Article 224)

No.	Name of Specialist and Specialization	Item and Information on Approval	Method of Payment	Amount of the Fee or Expense
1

C.P.C., M.A. and L.D. ENRIQUE ESTRELLA MENÉNDEZ, in his capacity as CONCILIATOR APPOINTED BY IFECOM in the record of Concurso Mercantil case 107/2006-1, which is currently being prosecuted against GRUPO IUSACELL, S.A. DE C.V.

Fees and expenses proved under the terms of the General Rules of the Mexican Business Reorganization Act, pursuant to the decision in the Allowance, Classification, and Priority of Credits judgment rendered on November 19, 2007.

Will be made under the terms agreed in Clause FOURTEENTH of the agreement which is proposed for acceptance; that is, once the report submitted to that end by the specialist on his actions is approved by the court.

PENDING DETERMINATION
*

Sum of this sheet ** X or TOTAL RECOGNIZED CREDITS*** X				PENDING DETERMINATION
[signature] C.P.C., M.A., and L.D. ENRIQUE ESTRELLA MENÉNDEZ Name and signature of Conciliator

NOTE: This form is exclusively for Section 5 of the agreement Proposal (LC – 6/161), as indicated by its title

* Note the corresponding sequential number

** When this form is insufficient, use it as a subsequent sheet, mark with an “X” and note the sum of the sheet

***When on the last page, mark an "X" and write the total of all of the amounts which are included in that section.

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 1

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
1	02. BANK OF AMERICA NA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	245,120,393.98
2	03. MORGAN STANLEY SENIOR FUNDING INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	88,191,197.77
3	04. DEUTSCHE BANK AG	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	89,293,156.63
4	05. UBS AG STAMFORD BRANCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	65,616,351.51
5	06. JP MORGAN CHASE BANK LATAM	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	53,852,037.39
6	07. BEAR STEARNS BANK PLC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	21,160,736.99
7	08. CITIBANK NA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	15,549,270.26

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 2

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
8	09. MARATHON SPECIAL OPPORTUNITY MASTER FUND LTD	Will be made under the terms of the forgiveness, grace period and novation cited in Clause THIRD which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,187,211.87
9	10. BANK OF AMERICA NA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	98,001,146.77
10	11. MORGAN STANLEY SENIOR FUNDING INC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	35,226,613.56
11	12. DEUTSCHE BANK AG	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	34,672,489.35
12	13. UBS AG STAMFORD BRANCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	26,210,052.92
13	14. JP MORGAN CHASE BANK LATAM	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	21,511,282.37
14	15. BEAR STEARNS BANK PLC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause fourth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	9,448,064.48

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 3

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
15	16. CITIBANK NA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	6,121,761.18
16	17. MARATHON SPECIAL OPPORTUNITY MASTER FUND LTD	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	873,668.28
17	18. BANK HAPOALIM BM	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	506,177.13
18	19. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	40,494.17
19	20. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,632,121.06
20	21. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
21	22. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	34,683,256.73

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 4

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
22	23. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,619,766.81
23	24. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	202,470.85
24	25. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	202,470.85
25	26. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
26	27. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
27	28. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	202,470.85
28	29. MERRILL LYNCH	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	809,883.40

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 5

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
29	30. CITIBANK (SWITZERLAND)	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	566,918.38
30	31. CITIGROUP GLOBAL MARKETS	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	445,435.87
31	32. FIRST CLEARING LLC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	7,491,421.48
32	33. INVESTORS BANK AND TRUST CO.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	11,743,309.34
33	34. MORGAN STANLEY DW INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	242,965.02
34	35. CITIBANK NA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	6,074,125.52
35	36. HSBC SECURITIES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 6

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
36	37. HSBC SECURITIES	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,024,708.51
37	38. RBC DOMINION SECURITIES INC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	303,706.28
38	39. CREDIT SUISSE SECURITIES (USA)	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	29,491,904.12
39	40. PERSHING LLC	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,012,354.25
40	41. CITIGROUP GLOBAL MARKETS	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	13,160,605.30
41	42. CITIGROUP GLOBAL MARKETS	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	206,520.27
42	43. SCOTIA CAPITAL INC ITF JAVIER CASTELLANOS RAMIREZ	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	607,412.55

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 7

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
43	44. PICTET & CIE.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	4,049,417.01
44	45. UBS AG	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,214,825.10
45	46. BANCO SANTANDER (SUISSE) SA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
46	47. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	40,494.17
47	48. NATIONAL FINANCIAL SERVICES	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	101,235.43
48	49. JP MORGAN SECURITIES LIMITED	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	17,898,423.20
49	50. HSBC PRIVATE BANK (LUXEMBOURG) SA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 8

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
50	51. THE NORTHERN TRUST COMPANY	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	121,482.51
51	52. THE NORTHERN TRUST COMPANY	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	202,470.85
52	53. UNION BANCAIRE PRIVEE GENEVA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	182,223.77
53	54. BANCA DEL GOTTARDO	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	728,895.06
54	55. BANK HOFFMANN AG	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	80,988.34
55	56. HSBC PRIVATE BANK (SUISSE) SA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,429,650.21
56	57. HSBC PRIVATE BANK (SUISSE) SA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,834,591.91

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 9

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
57	58. UBS AG	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,417,295.96
58	59. DEUTSCHE BANK SECURITIES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	202,470.85
59	60. DEUTSCHE BANK SECURITIES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	9,435,141.64
60	61. STANDARD BANK	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	18,586,824.10
61	62. UBS FINANCIAL SERVICES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	911,118.83
62	63. UBS FINANCIAL SERVICES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
63	64. UBS FINANCIAL SERVICES INC.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	3,644,475.31

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 10

List of Credits Recognized Against the Estate:

Creditors with Real Security Guaranty

(Article 219-II)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
64	65. STATE STREET BANK & TRUST COMPANY	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	10,747,152.76
65	66. STATE STREET BANK & TRUST COMPANY	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	283,459.19
66	67. BANK LEUMI (LUXEMBOURG) SA	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	121,482.51
67	68. JP MORGAN SECURITIES LIMITED	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	77,955,326.95
68	69. JP MORGAN SECURITIES LIMITED	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	161,976,680.58
69	70. BEAR STEARNS SECURITIES CORP.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	404,941.70
70	71. UBS AG LONDON	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	53,306,525.58

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 9 Page: 11

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
71	72. GOLDMAN SACHS & CO.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	51,022,654.38
72	74. GOLDMAN SACHS & CO.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	7,673,645.24
73	75. GOLDMAN SACHS & CO.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	7,673,645.24
74	75. WACHOVIA BANK NA (FORMERLY FIRST UNION NATIONAL BANK), in its capacity as Trustee	Will be made under the terms of the forgiveness, grace period and novation cited in Clause FOURTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	55,059,923.15
TOTAL RECOGNIZED CREDITS				1,420,447,987.48
[signature] C.P.C., M.A., and L.D. ENRIQUE ESTRELLA MENÉNDEZ Name and signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 14 Page: 1

List of Credits Recognized Against the Estate:

Unsecured Creditors

(Article 222)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
1	76. IUSACELL, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,361,232,912.60
2	77. SOS TELECOMUNICACIONES, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	5,143,111.84
3	78. IUSACELL PCS DE MEXICO, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	41,527,996.00
4	79. IUSACELL, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	105,024,793.67
5	80. INFOTELECOM, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	2,705,741.32
6	81. IUSANET, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	10,352,408.15
7	82. INMOBILIARIA MONTES URALES 460, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause ninth which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,534,886.45

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 14 Page: 2

List of Credits Recognized Against the Estate:

Unsecured Creditors

(Article 222)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
8	83. IUSACELL PCS, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	25,120,932.94
9	84. IUSACELL PCS DE MEXICO, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	19,056,604.92
10	85. IUSACELL ARRENDADORA, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	76,843.68
11	86. IUSACELL INFRAESTRUCTURA DE MÉXICO, S.A. DE C.V.	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	11,459.69
12	87. VILARAM, S.A. DE C.V. (as assign of CORTINA FACILITIES, S.A. DE C.V.)	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	1,837,612.20
13	88. VILARAM, S.A. DE C.V. (as assign of CORTINA FACILITIES, S.A. DE C.V.)	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	147,978.92
14	89. VILARAM, S.A. DE C.V. (as assign of CORTINA FACILITIES, S.A. DE C.V.)	Will be made under the terms of the forgiveness, grace period and novation cited in Clause NINTH which is contained on form LC-6/161 Section 25 appendix to this opinion.	Is a recognized creditor under the terms of the provisions of the Allowance, Classification, and Priority of Credits judgment issued on January 19, 2007 in Concurso Mercantil Case 107/2006-I-JOINED	0.00

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 14 Page: 3

List of Credits Recognized Against the Estate:

Unsecured Creditors

(Article 222)

No.	Name of the Creditor	Method of Payment	Resolution Data	Amount of the Credit in UDIs
TOTAL RECOGNIZED CREDITS				2,573,773,282.38
[signature] C.P.C., M.A., and L.D. ENRIQUE ESTRELLA MENÉNDEZ Name and signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 20 Page: 1

Proposal to the Creditors: Creditors with Security Guaranty

With respect to creditors of the so-called “Tranche A” of the Credit Agreement, a forgiveness is proposed on all the interest accrued for any reason, through the date on which this AGREEMENT is approved; the payment and/or novation of the original debt with a new debt that includes the forgiveness agreed through the issuance of new bonds (“NEW 2011 BONDS”) for a total principal amount of USA$189,805,000.00 (ONE HUNDRED EIGHTY-NINE MILLION EIGHT HUNDRED FIVE THOUSAND DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA).

With respect to creditors of the so-called “Tranche B” of the Credit Agreement and the holders of the bonds issued by the COMPANY on July 25, 1997, with maturity on July 15, 2004, a forgiveness of 10% (ten percent) is proposed against the principal owed with respect to TRANCHE B of the Loan Agreement and the 04 BONDS, recognizing a lump-sum debt of the COMPANY in favor of the creditors of TRANCHE B OF THE CREDIT AGREEMENT and the holders of the 04 BONDS in the amount of USA$ 203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA); a forgiveness of all the interest accrued for any reason, through the date on which this AGREEMENT is approved, and the novation of the original debt for a new debt that includes the agreed forgiveness. New bonds shall also be issued (hereinafter the “NEW 2012 BONDS”) in the total principal amount of USA$ 203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) with maturities under the terms of the clauses proposed.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 20 Page: 18

Proposal to the Creditors: Creditors with Security Guaranty

A proposal is made to grant the concurso mercantil a forgiveness for all regular and arrears interest that they are owed on the date of payment, as well as 90% of the principal, plus a grace period of ten years to pay it, converted into UDIs.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 24 Page: 1

Proposal to Creditors: Strategy

(Strategy for Performance by Business)

The following actions shall be taken for the performance of the agreement in reference.

The new bonds shall be issued upon the signing of the document covered by this proposal, which shall be done as follows:

1.	With respect to the Tranche A creditors under the Credit Agreement:

The issuance of the new bonds shall be undertaken (hereinafter the “NEW 2011 BONDS”) for a total principal amount of USA$189,805,000.00 (ONE HUNDRED EIGHTY-NINE MILLION EIGHT HUNDRED FIVE THOUSAND DOLLARS AND 00/100 US Currency, CURRENCY OF THE UNITED STATES OF AMERICA), the general terms of which are established below, with the understanding that the amount of the NEW 2011 BONDS may be reduced as a result of the payment of the ADDITIONAL RESTRUCTURING AMOUNT (as such term is defined below):

The COMPANY shall pay the principal amount of the NEW 2011 BONDS in quarterly payments on the dates and in the amounts indicated in the table which is Appendix Two of the AGREEMENT starting on the first date that occurs after the 2011 BOND ISSUANCE DATE (as such term is defined below). The NEW 2011 BONDS shall accrue interest at an annual interest rate equal to LIBOR (which is determined pursuant to the agreement in the 2011 BOND ISSUANCE DOCUMENT) plus 4.000% (four percent) starting on the date the NEW 2011 BONDS are issued, which shall be that indicated in the 2011 BOND ISSUANCE DOCUMENT (the “2011 BOND ISSUANCE DATE”) through March 31, 2011, which shall be paid quarterly and consecutively, in quarters in arrears, on March 31, June 30, September 30, and December 31 of each calendar year starting on the 2011 BOND ISSUANCE DATE.

The COMPANY may make advance payments at any time without any penalty or premium whatsoever, either for part of the NEW 2011 BONDS, or for the total, at any time prior to the maturity date thereof, at a price equal to (i) 103% (one hundred three percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2006 and February 28, 2007; (ii) 102% (one hundred two percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2007 and February 29, 2008; (iii) 101% (one hundred one percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2008 and February 28, 2009; and (iv) 100% (one hundred percent) of the unpaid principal which is paid in advance if the payment is made after March 31, 2009, in each case with the unpaid accrued interest and additional amounts (if any) on the date such advance payment is made. Pursuant to the 2011 BOND ISSUANCE DOCUMENT, the NEW 2011 BONDS may also be redeemed at the option of the COMPANY, in whole or in part, at a price equal to 100% (one hundred percent) of the unpaid principal amount that is paid in advance plus unpaid interest accrued and additional amounts (if any) on the date on which such payment is made, if certain changes occur in the applicable laws regarding the withholding or deduction of taxes in Mexico in relation to the NEW 2011 BONDS, which increase the amounts payable for this item.

On the 2011 BOND ISSUANCE DATE, the COMPANY shall pay the holders of the NEW 2011 BONDS (i) if the 2011 ISSUANCE DATE occurs on or after June 30, 2006, for each USA$1,000.00 (ONE THOUSAND DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) of RECOGNIZED DEBT, an amount equal to the result of subtracting (A) from the amount of interest the NEW 2011 BONDS

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 24 Page: 2

Proposal to Creditors: Strategy

(Strategy for Performance by Business)

accrue from March 31, 2006 through the 2011 BOND ISSUANCE DATE as if the NEW 2011 BONDS had been issued on March 31, 2006 (B) the amount of interest accrued with respect to TRANCHE A OF THE CREDIT AGREEMENT and paid to the holders of the NEW 2011 BONDS from March 31, 2006 to the 2011 BOND ISSUANCE DATE; and (ii) if the 2011 BOND ISSUANCE DATE occurs on or after December 31, 2006, an amount equal to the amount of quarterly payments of the principal amount which otherwise would have occurred prior to the 2011 BOND ISSUANCE DATE pursuant to the table that is Appendix Two of this AGREEMENT (hereinafter, all the items described above, the “ADDITIONAL RESTRUCTURING AMOUNT”).

The ADDITIONAL RESTRUCTURING AMOUNT effectively paid by the COMPANY, as principal, but not interest, shall reduce the amount of the NEW 2011 BONDS.

If the allocation of NEW 2011 BONDS or payment of the ADDITIONAL RESTRUCTURING AMOUNT result, together, in the allocation of fractioned NEW 2011 BONDS to any creditor of TRANCHE A OF THE CREDIT AGREEMENT, the amount of the NEW 2011 BONDS assigned to such creditor of TRANCHE A OF THE CREDIT AGREEMENT shall be rounded upwards to the closest whole number in United States dollars.

Pursuant to all prior agreements, the COMPANY and Law Debenture Trust Company of New York, in its capacity as representative of the holders of the issuance of the NEW 2011 BONDS (trustee) shall sign an issuance document, known in the English language as a “First Lien Notes Indenture,” and certain related documents, including the necessary bonds or credit instruments, for the issuance of the NEW 2011 BONDS, to which such NEW 2011 BONDS shall be subject, and which shall contain, among other provisions, all the aforementioned agreements and it shall meet all the requirements of any applicable law, Mexican or foreign (the “2011 BOND ISSUANCE DOCUMENT”). The terms contained in this AGREEMENT with respect to the NEW 2011 BONDS and the 2011 BOND ISSUANCE DOCUMENT are subject to the terms contained in such instruments and, in case of any omission or conflict, the terms of such instruments shall prevail.

2.           Insofar as the creditors of Tranche B and the holders of the bonds issued by the COMPANY on July 25, 1997, with maturity on July 15, 2004, which bonds were issued for the total principal amount of USA$150,000,000.00 (ONE HUNDRED FIFTY MILLION DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA), under the terms of the issuance document, known in the English language as an “Indenture” (hereinafter, the “04 BONDS”), the parties agree the following:

A forgiveness of 10% (ten percent) of the principal owed with respect to TRANCHE B OF THE CREDIT AGREEMENT and the 04 BONDS, wherefore the parties recognize a lump-sum debt of the COMPANY in favor of the creditors of TRANCHE B OF THE CREDIT AGREEMENT and the holders of the 04 BONDS, of USA$203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) as a result of entering into and performing this AGREEMENT.

The novation of the original debt with a new debt that includes the forgiveness agreed in paragraphs 4.1 and 4.2 above (hereinafter that new debt shall be called, the “NEW TRANCHE B AND 04 BOND DEBT”).

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 24 Page: 3

Proposal to Creditors: Strategy

(Strategy for Performance by Business)

                The NEW TRANCHE B AND 04 BONDS DEBT shall consist in the bond issuance (hereinafter the “NEW 2012 BONDS”) in the total principal amount of USA$203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA), the general terms of which are established below, with the understanding that the amount of the NEW 2012 BONDS may be increased as a result of the capitalization of the RESTRUCTURING PAYMENT (as such term is defined below):

The COMPANY shall pay the principal amount of NEW 2012 BONDS in a single exhibition which shall be due and payable on March 31, 2012. The NEW 2012 BONDS shall accrue interest at an annual interest rate equal to 10% (ten percent) from the date on which the NEW 2012 BONDS are issued which shall be that indicated in the 2012 BOND ISSUANCE DOCUMENT (THE “2012 BOND ISSUANCE DATE”) through March 31, 2012, which shall be paid semiannually and consecutively, by half-years in arrears, on June 30 and December 31 of each calendar year, starting on the first of those dates that occurs after the 2012 BOND ISSUANCE DATE, with the understanding that the interest shall be paid in cash and, at the option of the COMPANY, 30% (thirty percent) thereof may be capitalized, pursuant to the terms of the 2012 BOND ISSUANCE DOCUMENT.

The COMPANY may make advance payments at any time, without any penalty or premium whatsoever, either for part of the NEW 2012 BONDS, or for the total thereof, at any time prior to the maturity date thereof, at a price equal to 100% (one hundred percent) of the unpaid principal amount that is paid in advance together with the unpaid interest accrued and additional amounts (if any) on the date when such advance payment is made.

On the 2012 BOND ISSUANCE DATE, the COMPANY shall pay the holders of the NEW 2012 BONDS, if the 2012 BOND ISSUANCE DATE occurs on or after June 30, 2006, for each USA$900.00 (NINE HUNDRED DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) of RECOGNIZED DEBT an amount equal to the result of subtracting from the amount of interest that the NEW 2012 BONDS accrued from March 31, 2006 through the 2012 BOND ISSUANCE DATE, if such NEW 2012 BONDS were issued on March 31, 2006, the amount of interest accrued with respect to TRANCHE B OF THE CREDIT AGREEMENT and the 04 BONDS and paid to the respective holders after March 31, 2006 and though the 2012 BOND ISSUANCE DATE through the 2012 BOND ISSUANCE DATE (hereinafter the “RESTRUCTURING PAYMENT”); with the understanding that the COMPANY shall have the option to capitalize 30% of the RESTRUCTURING PAYMENT, in which case the amount of the new 2012 BONDS shall be increased by the capitalized amount.

If the allocation of NEW 2012 BONDS or the payment or capitalization of the RESTRUCTURING PAYMENT results, together, in the allocation of fractioned NEW 2012 BONDS to any creditor of TRANCHE B OF THE CREDIT AGREEMENT or holder of 04 BONDS, the quantity of 2012 NEW BONDS allocated to such creditor of TRANCHE B OF THE CREDIT AGREEMENT or such holder of 04 BONDS shall be rounded upwards to the closest whole number in United States dollars.

Pursuant to all the prior agreements, the COMPANY and Law Debenture Trust Company of New York, in its capacity as representative of the holders of the issuance of the NEW 2012 BONDS (trustee) shall sign an issuance document, known in the English language as a “Second Lien Notes Indenture,” and certain related documents, including the necessary bonds or credit instruments, for the issuance of the NEW 2012 BONDS, to which such NEW 2012 BONDS shall be subject, which shall contain,

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 24 Page: 4

Proposal to Creditors: Strategy

(Strategy for Performance by Business)

among other provisions, all the aforementioned agreements and shall meet all the requirements of any applicable law, Mexican or foreign (the “2012 BOND ISSUANCE DOCUMENT”).

The terms contained in this AGREEMENT with respect to the NEW 2012 BONDS and the 2012 BOND ISSUANCE DOCUMENT are subject to the terms contained in such instruments and, in case of any omission or conflict, the terms of such instruments shall prevail.

3.           In both cases, the bonds shall be guaranteed by different subsidiaries of the COMPANY in the capacity as guarantors or under similar terms, for the real guaranties described in Clause Seventh of this AGREEMENT and pursuant to the terms of each one of the applicable guaranty agreements, with the priority indicated in such Clause Seventh and in the corresponding documentation.

4.           Secured creditors undertake to waive the guaranties currently established for which the company and its subsidiaries are responsible.

5.           For the exact and timely performance of the principal amount, interest, and additional amounts, if any, with respect to the NEW 2011 BONDS, whose payment terms have been agreed by the parties under the terms established in Clause Third of this AGREEMENT, and specified in a binding fashion under the terms of the NEW 2011 BONDS and the 2011 BOND ISSUANCE DOCUMENT, as well as the performance of the obligations of the COMPANY derived from the 2011 BOND ISSUANCE DOCUMENT which is signed under the terms of the provisions of such Clause Second, shall be guaranteed by:

A.          A first mortgage on the rights, privileges, and interests of the COMPANY and its Restricted Subsidiaries (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) derived from and pursuant to the following, in accordance with the terms of Articles 92, 93, 94, and other applicable provisions of the General Communications Media Act:

(a)          the Concessions (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) and any Additional Concession (as such term is defined in the 2011 BOND ISSUANCE AGREEMENT);

(b)         all the communications routes with respect to the Concessions, which term includes, without limitation, all buildings and built civil works in relation to the installation and operation of the cellular telephone system derived from the Concessions and any Additional Concession and, in general, all those goods and other properties built or used for the operation thereof;

(c)          all the goods (chattels and real property) used or acquired in the future in relation to the construction, exploitation, repair, renovation, and upkeep of the cellular telephony communications business of the COMPANY and its Restricted Subsidiaries (as such term is defined in the 2011 BOND ISSUANCE ACT);

(d)         all accounts receivable, booked assets and other intangible assets, present or future, received or acquired by, or belonging to, the COMPANY or any Restricted Subsidiary (under any commercial name, name or division thereof), even if they arise from the alienation of assets or of services provided by the COMPANY and its Restricted Subsidiaries, together with all the amounts owed or payable to the COMPANY and its Restricted Subsidiaries pursuant to agreements for the alienation of assets or provision of services

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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(oral or written) by the COMPANY and its Restricted Subsidiaries (accrued or as yet unaccrued, which currently exist or may be entered into later);

(e)          all rights of any class granted by any third party, including the rights pursuant to agreements for the use of communications rights;

(f)          all the cash, Cash Equivalents (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) of the COMPANY and its Restricted Subsidiaries (including the cash and Cash Equivalents which are maintained in any account pursuant to the 2011 BOND ISSUANCE DOCUMENT) and any investment which, at any time, is deposited in such account;

(g)         all the results of any insurance, indemnification, or guaranty payable at any time to the COMPANY and to its Restricted Subsidiaries with respect to the mortgaged assets;

(h)         all those amounts paid or payable at any time to the COMPANY and to its Restricted Subsidiaries in relation to the mortgaged assets;

(i)          all payments (in any form) made or due and payable at any time to the COMPANY and to its Restricted Subsidiaries in relation to any expropriation, seizure, auction, or confiscation by any governmental authority, in relation to the mortgaged assets.

(j)          Any Replaced Asset (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT);

(k)         Any residual right which the COMPANY and its Restricted Subsidiaries have over the Securitizable Assets (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) which may remain in the possession of the COMPANY and its Restricted Subsidiaries, as the case may be, with respect to a Qualified Securitization Transaction (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT); and

(l)          Any other asset used in relation to the cellular telephony business of the COMPANY (hereinafter the “MORTGAGE”).

B.           A lien shall be established on all accounts receivable, booked assets, and other intangible assets, present or future, received or acquired by, or belonging to the COMPANY and any Restricted Subsidiary that is not concessionaire of a concession to provide cellular telephony service (under any commercial name, name, or division thereof), even if they arise from the alienation of assets or from services provided by the COMPANY and such Restricted Subsidiaries, together with the amounts owed or payable to the COMPANY and to such Restricted Subsidiaries pursuant to the agreements for the alienation of assets or the provision of services (oral or written) by the COMPANY and such Restricted Subsidiaries (accrued or as yet unaccrued, which currently exist or which are entered into later) (hereinafter “LIEN ON ACCOUNTS RECEIVABLE”);

C.           Likewise, a lien shall be established on the shares of the capital stock of any Restricted Subsidiary owned by the COMPANY or by a Restricted Subsidiary and any dividend, cash, instruments, or any other asset which from time to time is received, subject to being received, or otherwise distributed with respect to such shares (hereinafter the “LIEN ON SHARES”); and

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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                          D.          A lien shall also be established on the trademarks owned by the COMPANY and its Restricted Subsidiaries (hereinafter the “LIEN ON TRADEMARKS”).

The terms of this AGREEMENT are subject, in all cases, to the more specific terms of the instruments described in sections (1) to (4) above. In any case of conflict or omission among the terms of such instruments and the terms of this AGREEMENT, the terms of such instruments shall prevail.

The exact and timely performance of the principal amount, interest and additional amounts, if any, with respect to the NEW 2012 BONDS, whose payment terms have been agreed by the parties under the terms of the provisions of Clause Fourth of this AGREEMENT, and specified in a binding fashion under the terms of the NEW 2012 BONDS and the 2012 BOND ISSUANCE AGREEMENT, as well as performance of the obligations of the COMPANY derived from the 2012 BOND ISSUANCE DOCUMENT which is signed under the terms of the provisions of such Clause Second, shall be guaranteed by (i) a second mortgage established as stipulated in the General Communications Media Act and other applicable legislation, with respect to the assets encumbered under the terms of the MORTGAGE; (ii) a second lien with respect to the LIEN ON ACCOUNTS RECEIVABLE; (iii) a second lien with respect to the LIEN ON SHARES; and (iv) a second lien with respect to the LIEN ON TRADEMARKS.

E.            The MORTGAGE, the LIEN ON ACCOUNTS RECEIVABLE, the LIEN ON SHARES, and the LIEN ON TRADEMARKS shall be established through a mortgage agreement and lien agreements, respectively, whose drafts, at the appropriate time, shall be exhibited as part of the CONCURSO MERCANTIL, together with a translation into Spanish of the 2011 BOND ISSUANCE DOCUMENT and the 2012 BOND ISSUANCE DOCUMENT, which may undergo changes agreed by the COMPANY and its CREDITORS who sign this AGREEMENT, with the understanding that such changes shall not have a material adverse effect on the rights and obligations of the CREDITORS and in no case may they modify the amount, term, interest rate of, and guaranty on the NEW 2011 BONDS and the NEW 2012 BONDS.

                         6.            With respect to the COMPANY’s recognized creditors with a real guarantee who do not sign this AGREEMENT, based on the MEXICAN BUSINESS REORGANIZATION ACT the parties state and agree the following:

Under the terms of Article 157 of Mexican Business Reorganization Act, the concurso mercantil agreement will be effective once signed by the business and its recognized creditors with a real guaranty representing more than 50% of the sum of the amount recognized for all such creditors in virtue of the fact that it constitutes payment of the amount of the OLD GUARANTIES.

This AGREEMENT is signed by the COMPANY and by more than 50% of the amount recognized for all its creditors with a real guaranty.

Pursuant to the provisions of the MEXICAN BUSINESS REORGANIZATION ACT, recognized creditors with a real guaranty who do not sign the AGREEMENT shall be deemed paid in virtue of the fact that this AGREEMENT stipulates that the NEW 2011 BONDS and the NEW 2012 BONDS constitute payment of the amount of their OLD GUARANTIES.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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                          A.          The OLD GUARANTIES are indivisible, inasmuch as they are a general mortgage on all the assets of the COMPANY and a lien on the shares and trademarks owned by the COMPANY, wherefore, their disposal requires at least the consent of the majority of the RECOGNIZED DEBTS.

B.           The transactions agreed in this AGREEMENT imply, among other things, the cancellation of the OLD GUARANTIES (for which the recognized creditors with a real guaranty are responsible) in exchange for the issuance of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment of the new guaranties cited in Clause Seventh of this AGREEMENT (for which the COMPANY is responsible).

C.           The transactions contained within the AGREEMENT represent the best arrangement possible for all recognized creditors with a real guaranty.

Also for the majority of creditors with a real guaranty and creditors of the OLD GUARANTIES (who specifically are the CREDITORS), the transactions contained in this AGREEMENT represent their best arrangement possible with respect to the COMPANY.

Therefore, the highest value possible for the OLD GUARANTIES is that which is obtained by execution of the transactions contained in the AGREEMENT, that is to say, through its extinguishment in exchange for the issuance of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment of new guaranties under the terms of the provisions of Clause Seventh of this AGREEMENT.

Under the terms of the aforesaid, the COMPANY shall pay recognized creditors with a real guaranty the highest possible value for the OLD GUARANTIES through the cancellation of their recognized debts, the issuance in their favor of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment in their favor of the new guaranties described in Clause Seventh of this AGREEMENT.

Therefore, the transactions contained in this AGREEMENT shall take effect for all recognized creditors with a real guaranty, including for those who do not sign it.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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                          FIRST. The parties acknowledge that the COMPANY only owes the CREDITORS, the IDENTIFIED DEBTS, which are described in the table which is the only appendix to this AGREEMENT, plus accrued interest.

The parties agree that the debts for principal contained in the table that is the only appendix to this AGREEMENT must be amended, to coincide with the amounts which for this same matter are determined in the allowance, classification, and priority judgment in the CONCURSO MERCANTIL.

SECOND. The parties agree to the payment and/or novation of the IDENTIFIED DEBTS and the interest which has accrued on them, whether regular or arrears, with forgiveness and grace periods with respect to some of them, under the terms of the following clauses.

THIRD. Insofar as the creditors of the aforementioned “Tranche A” of the Credit Agreement (hereinafter “TRANCHE A OF THE CREDIT AGREEMENT”) dated July 25, 1997, amended on a subsequent date through an agreement dated March 29, 2001 (hereinafter the “CREDIT AGREEMENT”) signed by and among the COMPANY, JPMorgan Chase Bank, BNP Paribas, Citibank, N.A., the Toronto-Dominion Bank and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative and guaranty agent, the parties agree the following:

3.1         The parties recognize a lump-sum debt of the COMPANY in favor of the creditors of TRANCHE A OF THE CREDIT AGREEMENT for USA$189,805,00000 (ONE HUNDRED EIGHTY-NINE MILLION EIGHT HUNDRED FIVE THOUSAND DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) as principal, no forgiveness whatsoever shall be granted for the principal amount owed by the COMPANY to the creditors of TRANCHE A OF THE CREDIT AGREEMENT as a result of the entering into performing this AGREEMENT.

3.2         A forgiveness of all the interest accrued for any reason, through the date on which this AGREEMENT is approved.

3.3         Payment and/or novation of the original debt for a new debt which contains the forgiveness agreed in paragraph 3.2 above (hereinafter such new debt shall be called the “NEW TRANCHE A DEBT”).

3.4         The NEW TRANCHE A DEBT shall consist in the issuance of bonds (hereinafter the “NEW 2011 BONDS”) for a total principal amount of USA$189,805,00000 (ONE HUNDRED EIGHTY-NINE MILLION EIGHT HUNDRED FIVE THOUSAND DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA), the general terms of which are established below, with the understanding that the amount of the NEW 2011 BONDS may be reduced as a result of payment of the ADDITIONAL RESTRUCTURING AMOUNT (as such term is defined below):

3.4.1      The COMPANY shall pay the principal amount of the NEW 2011 BONDS in quarterly credits on the dates and for the amounts indicated in the table which is Appendix Two of the AGREEMENT starting on the first date that occurs after the 2011 BOND ISSUANCE DATE (as such term is defined below). The NEW 2011 BONDS shall accrue interest at an annual interest rate equal to LIBOR (which is determined pursuant to that agreed in the 2011 BOND ISSUANCE DOCUMENT) plus 4.000% (four percent) from the date on which the NEW 2011 BONDS shall be that indicated in the 2011 BOND ISSUANCE DOCUMENT (the “2011 BOND ISSUANCE DATE”) and through March 31, 2011, which shall be paid quarterly

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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and consecutively, by quarters in arrears, on March 31, June 30, September 30, and December 31 of each calendar year from the 2011 BOND ISSUANCE DATE.

3.4.2      The COMPANY may make advance payments at any time without any penalty or premium whatsoever, either for part of the NEW 2011 BONDS, or for the total, at any time prior to the maturity date thereof, at a price equal to (i) 103% (one hundred three percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2006 and February 28, 2007; (ii) 102% (one hundred two percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2007 and February 29, 2008; (iii) 101% (one hundred one percent) of the unpaid principal which is paid in advance if the payment is made during the period between March 31, 2008 and February 28, 2009; and (iv) 100% (one hundred percent) of the unpaid principal which is paid in advance if the payment is made after March 31, 2009, in each case with the unpaid accrued interest and additional amounts (if any) on the date such advance payment is made. Pursuant to the 2011 BOND ISSUANCE DOCUMENT, the NEW 2011 BONDS may also be redeemed at the option of the COMPANY, in whole or in part, at a price equal to 100% (one hundred percent) of the unpaid principal amount that is paid in advance plus unpaid interest accrued and additional amounts (if any) on the date on which such payment is made, if certain changes occur in the applicable laws regarding the withholding or deduction of taxes in Mexico in relation to the NEW 2011 BONDS, which increase the amounts payable for this item.

3.4.3      On the 2011 BOND ISSUANCE DATE, the COMPANY shall pay the holders of the NEW 2011 BONDS (i) if the 2011 ISSUANCE DATE occurs on or after June 30, 2006, for each USA$1,000.00 (ONE THOUSAND DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) of RECOGNIZED DEBT, an amount equal to the result of subtracting (A) from the amount of interest the NEW 2011 BONDS accrue from March 31, 2006 through the 2011 BOND ISSUANCE DATE as if the NEW 2011 BONDS had been issued on March 31, 2006 (B) the amount of interest accrued with respect to TRANCHE A OF THE CREDIT AGREEMENT and paid to the holders of the NEW 2011 BONDS from March 31, 2006 to the 2011 BOND ISSUANCE DATE; and (ii) if the 2011 BOND ISSUANCE DATE occurs on or after December 31, 2006, an amount equal to the amount of quarterly payments of the principal amount which otherwise would have occurred prior to the 2011 BOND ISSUANCE DATE pursuant to the table that is Appendix Two of this AGREEMENT (hereinafter, all the items described above, the “ADDITIONAL RESTRUCTURING AMOUNT”).

The ADDITIONAL RESTRUCTURING AMOUNT effectively paid by the COMPANY, as principal, but not interest, shall reduce the amount of the NEW 2011 BONDS.

If the allocation of NEW 2011 BONDS or payment of the ADDITIONAL RESTRUCTURING AMOUNT result, together, in the allocation of fractioned NEW 2011 BONDS to any creditor of TRANCHE A OF THE CREDIT AGREEMENT, the amount of the NEW 2011 BONDS assigned to such creditor of TRANCHE A OF THE CREDIT AGREEMENT shall be rounded upwards to the closest whole number in United States dollars.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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                         3.5         Pursuant to all prior agreements, the COMPANY and Law Debenture Trust Company of New York, in its capacity as representative of the holders of the issuance of the NEW 2011 BONDS (trustee) shall sign an issuance document, known in the English language as a “First Lien Notes Indenture,” and certain related documents, including the necessary bonds or credit instruments, for the issuance of the NEW 2011 BONDS, to which such NEW 2011 BONDS shall be subject, and which shall contain, among other provisions, all the aforementioned agreements and it shall meet all the requirements of any applicable law, Mexican or foreign (the “2011 BOND ISSUANCE DOCUMENT”). The terms contained in this AGREEMENT with respect to the NEW 2011 BONDS and the 2011 BOND ISSUANCE DOCUMENT are subject to the terms contained in such instruments and, in case of any omission or conflict, the terms of such instruments shall prevail.

FOURTH. Insofar as the creditors of Tranche B of the CREDIT AGREEMENT (hereinafter “TRANCHE B OF THE CREDIT AGREEMENT”) and the holders of the bonds issued by the COMPANY on July 25, 1997, with maturity on July 15, 2004, which bonds were issued for the total principal amount of USA$150,000,000.00 (ONE HUNDRED FIFTY MILLION DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA), under the terms of the issuance document, known in the English language as an “Indenture” (hereinafter, the “04 BONDS”), the parties agree the following:

4.1         A forgiveness of 10% (ten percent) of the principal owed with respect to TRANCHE B OF THE CREDIT AGREEMENT and the 04 BONDS, wherefore the parties recognize a lump-sum debt of the COMPANY in favor of the creditors of TRANCHE B OF THE CREDIT AGREEMENT and the holders of the 04 BONDS, of USA$203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) as a result of entering into and performing this AGREEMENT.

4.2         A forgiveness of all the interest accrued for any reason, through the date on which this AGREEMENT is approved.

4.3         The novation of the original debt with a new debt that includes the forgiveness agreed in paragraphs 4.1 and 4.2 above (hereinafter that new debt shall be called, the “NEW TRANCHE B AND 04 BOND DEBT”).

4.4         The NEW TRANCHE B AND 04 BONDS DEBT shall consist in the bond issuance (hereinafter the “NEW 2012 BONDS”) in the total principal amount of USA$203,234,808.60 (TWO HUNDRED THREE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHT DOLLARS AND 60/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA), the general terms of which are established below, with the understanding that the amount of the NEW 2012 BONDS may be increased as a result of the capitalization of the RESTRUCTURING PAYMENT (as such term is defined below):

4.4.1      The COMPANY shall pay the principal amount of NEW 2012 BONDS in a single exhibition which shall be due and payable on March 31, 2012. The NEW 2012 BONDS shall accrue interest at an annual interest rate equal to 10% (ten percent) from the date on which the NEW 2012 BONDS are issued which shall be that indicated in the 2012 BOND ISSUANCE DOCUMENT (THE “2012 BOND ISSUANCE DATE”) through March 31, 2012, which shall be paid semiannually and consecutively, by half-years in arrears, on June 30 and December 31 of each calendar year, starting on the first of those dates that occurs after the 2012 BOND ISSUANCE DATE, with the understanding that the interest shall be paid in

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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cash and, at the option of the COMPANY, 30% (thirty percent) thereof may be capitalized, pursuant to the terms of the 2012 BOND ISSUANCE DOCUMENT.

4.4.2      The COMPANY may make advance payments at any time, without any penalty or premium whatsoever, either for part of the NEW 2012 BONDS, or for the total thereof, at any time prior to the maturity date thereof, at a price equal to 100% (one hundred percent) of the unpaid principal amount that is paid in advance together with the unpaid interest accrued and additional amounts (if any) on the date when such advance payment is made.

4.4.3      On the 2012 BOND ISSUANCE DATE, the COMPANY shall pay the holders of the NEW 2012 BONDS, if the 2012 BOND ISSUANCE DATE occurs on or after June 30, 2006, for each USA$900.00 (NINE HUNDRED DOLLARS AND 00/100 U.S. Currency, CURRENCY OF THE UNITED STATES OF AMERICA) of RECOGNIZED DEBT an amount equal to the result of subtracting from the amount of interest that the NEW 2012 BONDS accrued from March 31, 2006 through the 2012 BOND ISSUANCE DATE, if such NEW 2012 BONDS were issued on March 31, 2006, the amount of interest accrued with respect to TRANCHE B OF THE CREDIT AGREEMENT and the 04 BONDS and paid to the respective holders after March 31, 2006 and though the 2012 BOND ISSUANCE DATE through the 2012 BOND ISSUANCE DATE (hereinafter the “RESTRUCTURING PAYMENT”); with the understanding that the COMPANY shall have the option to capitalize 30% of the RESTRUCTURING PAYMENT, in which case the amount of the new 2012 BONDS shall be increased by the capitalized amount.

If the allocation of NEW 2012 BONDS or the payment or capitalization of the RESTRUCTURING PAYMENT results, together, in the allocation of fractioned NEW 2012 BONDS to any creditor of TRANCHE B OF THE CREDIT AGREEMENT or holder of 04 BONDS, the quantity of 2012 NEW BONDS allocated to such creditor of TRANCHE B OF THE CREDIT AGREEMENT or such holder of 04 BONDS shall be rounded upwards to the closest whole number in United States dollars.

Pursuant to all the prior agreements, the COMPANY and Law Debenture Trust Company of New York, in its capacity as representative of the holders of the issuance of the NEW 2012 BONDS (trustee) shall sign an issuance document, known in the English language as a “Second Lien Notes Indenture,” and certain related documents, including the necessary bonds or credit instruments, for the issuance of the NEW 2012 BONDS, to which such NEW 2012 BONDS shall be subject, which shall contain, among other provisions, all the aforementioned agreements and shall meet all the requirements of any applicable law, Mexican or foreign (the “2012 BOND ISSUANCE DOCUMENT”). The terms contained in this AGREEMENT with respect to the NEW 2012 BONDS and the 2012 BOND ISSUANCE DOCUMENT are subject to the terms contained in such instruments and, in case of any omission or conflict, the terms of such instruments shall prevail.

FIFTH. Both the NEW 2011 BONDS and the NEW 2012 BONDS the bonds shall be guaranteed by different subsidiaries of the COMPANY in the capacity as guarantors or under similar terms, for the real guaranties described in Clause Seventh of this AGREEMENT and pursuant to the terms of each one of the applicable guaranty agreements, with the priority indicated in such Clause Seventh and in the corresponding documentation.

SIXTH. The parties agree that:

6.1         The recordation of the mortgage established pursuant to certified document no. 5,114 dated July 25, 1997, granted before Francisco I. Hugues Vélez, Esq., Notary Public No. 212, as it has been amended through the first amendment agreement

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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dated April 15, 1999, as contained in certified document no. 8,824 of the same date, granted before the aforementioned Notary Public and through a second amendment agreement dated March 29, 2001, as contained in certified document no. 13,196 of that same date, granted before such Notary Public, on the assets therein indicated, recorded in the Public Property and Commercial Registry of the Federal District under commercial folio numbers 129279, 126502, 168528, 177150, 120042, and 132047 of the corresponding mortgagors therein indicated, shall be canceled once the MORTGAGE (as such term is defined in Clause Seventh of this AGREEMENT) is duly recorded in the corresponding Public Property and Commercial Registry, with the priority indicated in Clause Seventh of this AGREEMENT.

6.2         The recordation of the mortgage established through certified document no. 6,283 of April 30, 2002, granted before Francisco I. Hugues Vélez, Esq., Notary Public No. 212, on the assets therein indicated, recorded in the Public Property and Commercial Registry of the Federal District of the corresponding mortgagors, shall be canceled once the MORTGAGE is duly recorded in the corresponding Public Property and Commercial Registry, with the priority indicated in Clause Seventh of this CLAUSE (hereinafter the mortgage cited in paragraph 6.1, above, and the mortgage herein cited, shall be called, jointly, the “EXISTING MORTGAGE”).

6.3         The recordation of the lien established through a lien agreement dated July 25, 1997, entered into by and between Grupo Iusacell, S.A. de C.V. and the subsidiaries of Grupo Iusacell, S.A. de C.V. indicated in table I of such agreement in the capacity as debtors of a secured credit and The Chase Manhattan Bank in the capacity as guaranty agent, on the shares therein described, shall be canceled simultaneously with the recordation of the LIEN ON SHARES (as such term is defined in Clause Seventh of this AGREEMENT) in the shareholders registry corresponding to each one of the issuers whose shares are covered by a lien (hereinafter “EXISTING SHARE LIEN”).

6.4         The recordation of the lien established through a lien agreement dated July 25, 1997, entered into by and between Grupo Iusacell, S.A. de C.V. in the capacity as debtor of a secured credit and The Chase Manhattan Bank in the capacity as administrative and guaranty agent, on the use and exploitation of the trademarks therein indicated recorded with the Mexican Institute of Industrial Property, shall be canceled once the LIEN ON TRADEMARKS (as such term is defined in Clause Seventh of this AGREEMENT) is duly recorded with the Mexican Institute of Industrial Property (hereinafter the “EXISTING TRADEMARK LIEN” and together with the EXISTING MORTGAGE and the EXISTING SHARE LIEN, they shall be called the “OLD GUARANTIES”) and in their stead establish those indicated in Clause Seventh of this AGREEMENT.

SEVENTH. With respect to the guaranty to pay the restructured debts, the parties agree the following:

7.1         The exact and timely performance of the principal amount, interest, and additional amounts, if any, with respect to the NEW 2011 BONDS, whose payment terms have been agreed by the parties under the terms established in Clause Third of this AGREEMENT, and specified in a binding fashion under the terms of the NEW 2011 BONDS and the 2011 BOND ISSUANCE DOCUMENT, as well as the performance of the obligations of the COMPANY derived from the 2011 BOND ISSUANCE DOCUMENT which is signed under the terms of the provisions of such Clause Second, shall be guaranteed by:

7.1.1       A first mortgage on the rights, privileges, and interests of the COMPANY and its Restricted Subsidiaries (as such term is defined in the

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

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2011 BOND ISSUANCE DOCUMENT) derived from and pursuant to the following, in accordance with the terms of Articles 92, 93, 94, and other applicable provisions of the General Communications Media Act:

(a)          the Concessions (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) and any Additional Concession (as such term is defined in the 2011 BOND ISSUANCE AGREEMENT);

(b)          all the communications routes with respect to the Concessions, which term includes, without limitation, all buildings and built civil works in relation to the installation and operation of the cellular telephone system derived from the Concessions and any Additional Concession and, in general, all those goods and other properties built or used for the operation thereof;

(c)          all the goods (chattels and real property) used or acquired in the future in relation to the construction, exploitation, repair, renovation, and upkeep of the cellular telephony communications business of the COMPANY and its Restricted Subsidiaries (as such term is defined in the 2011 BOND ISSUANCE ACT);

(d)          all accounts receivable, booked assets and other intangible assets, present or future, received or acquired by, or belonging to, the COMPANY or any Restricted Subsidiary (under any commercial name, name or division thereof), even if they arise from the alienation of assets or of services provided by the COMPANY and its Restricted Subsidiaries, together with all the amounts owed or payable to the COMPANY and its Restricted Subsidiaries pursuant to agreements for the alienation of assets or provision of services oral or written) by the COMPANY and its Restricted Subsidiaries (accrued or as yet unaccrued, which currently exist or may be entered into later);

(e)          all rights of any class granted by any third party, including the rights pursuant to agreements for the use of communications rights;

(f)           all the cash, Cash Equivalents (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT) of the COMPANY and its Restricted Subsidiaries (including the cash and Cash Equivalents which are maintained in any account pursuant to the 2011 BOND ISSUANCE DOCUMENT) and any investment which, at any time, is deposited in such account;

(g)          all the results of any insurance, indemnification, or guaranty payable at any time to the COMPANY and to its Restricted Subsidiaries with respect to the mortgaged assets;

(h)          all those amounts paid or payable at any time to the COMPANY and to its Restricted Subsidiaries in relation to the mortgaged assets;

(i)           all payments (in any form) made or due and payable at any time to the COMPANY and to its Restricted Subsidiaries in relation to any expropriation, seizure, auction, or confiscation by any governmental authority, in relation to the mortgaged assets.

(j)           Any Replaced Asset (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT);

(k)          Any residual right which the COMPANY and its Restricted Subsidiaries have over the Securitizable Assets (as such term is

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 25 Page: 7

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(Clauses for the Agreement)

defined in the 2011 BOND ISSUANCE DOCUMENT) which may remain in the possession of the COMPANY and its Restricted Subsidiaries, as the case may be, with respect to a Qualified Securitization Transaction (as such term is defined in the 2011 BOND ISSUANCE DOCUMENT); and

(l)           Any other asset used in relation to the cellular telephony business of the COMPANY (hereinafter the “MORTGAGE”).

7.1.2       A lien on all accounts receivable, booked assets, and other intangible assets, present or future, received or acquired by, or belonging to the COMPANY and any Restricted Subsidiary that is not concessionaire of a concession to provide cellular telephony service (under any commercial name, name, or division thereof), even if they arise from the alienation of assets or from services provided by the COMPANY and such Restricted Subsidiaries, together with the amounts owed or payable to the COMPANY and to such Restricted Subsidiaries pursuant to the agreements for the alienation of assets or the provision of services (oral or written) by the COMPANY and such Restricted Subsidiaries (accrued or as yet unaccrued, which currently exist or which are entered into later) (hereinafter “LIEN ON ACCOUNTS RECEIVABLE”);

7.1.3.      A lien on the shares of the capital stock of any Restricted Subsidiary owned by the COMPANY or by a Restricted Subsidiary and any dividend, cash, instruments, or any other asset which from time to time is received, subject to being received, or otherwise distributed with respect to such shares (hereinafter the “LIEN ON SHARES”); and

7.1.4.      A lien on the trademarks owned by the COMPANY and its Restricted Subsidiaries (hereinafter the “LIEN ON TRADEMARKS”). The terms of this AGREEMENT are subject, in all cases, to the more specific terms of the instruments described in sections (1) to (4) above. In any case of conflict or omission among the terms of such instruments and the terms of this AGREEMENT, the terms of such instruments shall prevail.

7.2         The exact and timely performance of the principal amount, interest and additional amounts, if any, with respect to the NEW 2012 BONDS, whose payment terms have been agreed by the parties under the terms of the provisions of Clause Fourth of this AGREEMENT, and specified in a binding fashion under the terms of the NEW 2012 BONDS and the 2012 BOND ISSUANCE AGREEMENT, as well as performance of the obligations of the COMPANY derived from the 2012 BOND ISSUANCE DOCUMENT which is signed under the terms of the provisions of such Clause Second, shall be guaranteed by (i) a second mortgage established as stipulated in the General Communications Media Act and other applicable legislation, with respect to the assets encumbered under the terms of the MORTGAGE; (ii) a second lien with respect to the LIEN ON ACCOUNTS RECEIVABLE; (iii) a second lien with respect to the LIEN ON SHARES; and (iv) a second lien with respect to the LIEN ON TRADEMARKS.

7.3         The MORTGAGE, the LIEN ON ACCOUNTS RECEIVABLE, the LIEN ON SHARES, and the LIEN ON TRADEMARKS shall be established through a mortgage agreement and lien agreements, respectively, whose drafts, at the appropriate time, shall be exhibited as part of the CONCURSO MERCANTIL, together with a translation into Spanish of the 2011 BOND ISSUANCE DOCUMENT and the 2012 BOND ISSUANCE DOCUMENT, which may undergo changes agreed by the COMPANY and its CREDITORS who sign this AGREEMENT, with the understanding that such changes shall not have a material

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 25 Page: 8

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(Clauses for the Agreement)

adverse effect on the rights and obligations of the CREDITORS and in no case may they modify the amount, term, interest rate of, and guaranty on the NEW 2011 BONDS and the NEW 2012 BONDS.

EIGHTH. With respect to the COMPANY’s recognized creditors with a real guarantee who do not sign this AGREEMENT, based on the MEXICAN BUSINESS REORGANIZATION ACT the parties state and agree the following:

8.1         Under the terms of Article 157 of Mexican Business Reorganization Act, the concurso mercantil agreement will be effective once signed by the business and its recognized creditors with a real guaranty representing more than 50% of the sum of the amount recognized for all such creditors in virtue of the fact that it constitutes payment of the amount of the OLD GUARANTIES.

This AGREEMENT is signed by the COMPANY and by more than 50% of the amount recognized for all its creditors with a real guaranty.

8.2         Pursuant to the provisions of the MEXICAN BUSINESS REORGANIZATION ACT, recognized creditors with a real guaranty who do not sign the AGREEMENT shall lose their rights with respect to the OLD GUARANTIES and the right to execute them and they shall be deemed paid in virtue of the fact that this AGREEMENT stipulates that the NEW 2011 BONDS and the NEW 2012 BONDS constitute payment of the amount of their OLD GUARANTIES.

8.3         The COMPANY’s recognized creditors with a real guaranty who do not sign the AGREEMENT had their credits guarantied with the OLD GUARANTIES. The parties agree that the OLD GUARANTIES has [sic] for each one of its creditors, the same value as each one of them shall obtain through the restructuring of their credits agreed to in this AGREEMENT, pursuant to the following:

8.3.1.     The OLD GUARANTIES are indivisible, inasmuch as they are a general mortgage on all the assets of the COMPANY and a lien on the shares and trademarks owned by the COMPANY, wherefore, their disposal requires at least the consent of the majority of the RECOGNIZED DEBTS.

8.3.2        The transactions agreed in this AGREEMENT imply, among other things, the cancellation of the OLD GUARANTIES (for which the recognized creditors with a real guaranty are responsible) in exchange for the issuance of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment of the new guaranties cited in Clause Seventh of this AGREEMENT (for which the COMPANY is responsible).

8.3.3       The transactions contained within the AGREEMENT represent the best arrangement possible for all recognized creditors with a real guaranty.

Also for the majority of creditors with a real guaranty and creditors of the OLD GUARANTIES (who specifically are the CREDITORS), the transactions contained in this AGREEMENT represent their best arrangement possible with respect to the COMPANY.

8.3.4      Therefore, the highest value possible for the OLD GUARANTIES is that which is obtained by execution of the transactions contained in the AGREEMENT, that is to say, through its extinguishment in exchange for the issuance of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment of new guaranties under the terms of the provisions of Clause Seventh of this AGREEMENT.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 25 Page: 9

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(Clauses for the Agreement)

                          8.4         Under the terms of the aforesaid, the COMPANY shall pay recognized creditors with a real guaranty the highest possible value for the OLD GUARANTIES through the cancellation of their recognized debts, the issuance in their favor of the NEW 2011 BONDS and the NEW 2012 BONDS and the establishment in their favor of the new guaranties described in Clause Seventh of this AGREEMENT.

8.5         Consequently, the transactions contained in this AGREEMENT shall take effect for all recognized creditors with a real guaranty, including for those who do not sign it.

NINTH. The rest of the CREDITORS, who are unsecured in nature, take a forgiveness on all the interest which is owed to them to date, regular and arrears, and on 90% of the capital, plus a grace period of ten years for payment of the principal, converted into UDIs.

TENTH. With respect to the unsecured creditors of the COMPANY who are recognized as part of the CONCURSO MERCANTIL and who do not sign this AGREEMENT, based on the Mexican Business Reorganization Act, the parties state and agree the following:

10.1       The unsecured creditors who accepted the forgiveness, grace periods and concessions under the terms of the provisions of Clause Ninth of this AGREEMENT, and who signed it represent more than 30% (thirty percent) of the total unsecured debt which shall be recognized for which the COMPANY is responsible.

10.2       Therefore and based on Article 159 of the Mexican Business Reorganization Act, the parties stipulate [that] the unsecured creditors who are recognized within the CONCURSO MERCANTIL and who do not sign this AGREEMENT, shall receive the same forgiveness and grace periods as are agreed in this AGREEMENT with respect to the rest of the unsecured debts of the COMPANY.

ELEVENTH. The parties agree that any creditor who is identified by the COMPANY or who is recognized within the CONCURSO MERCANTIL, may at any time sign this AGREEMENT.

TWELFTH. Inasmuch as the COMPANY does not have past-due labor or tax debts, the parties do not make any payment whatsoever in that regard.

THIRTEENTH. The parties agree that the establishment of reserves by the COMPANY is not required, given that it has no challenges against it pending resolution or tax credits existing or pending determination.

FOURTEENTH. The parties agree that the fees of the CONCILIATOR shall be paid by the COMPANY once the Court approves his report within the CONCURSO MERCANTIL.

FIFTEENTH. For all matters related to the interpretation and performance of this agreement the parties irrevocably subject themselves to the competence of the Seventh District Civil Court of the First Circuit and to the jurisdiction of the CONCURSO MERCANTIL, to resolve any matter derived from this AGREEMENT or from its execution waiving any other forum which might appertain to them by reason of their present or future domiciles or for any other cause.

SIXTEENTH. The parties indicate as domiciles for any notification derived from any act derived from this AGREEMENT, such as each one indicated

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

FEDERAL JUDICIARY	IFECOM	LC-6/161 Section 25 Page: 10

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(Clauses for the Agreement)

to hear and receive notifications within the CONCURSO MERCANTIL.

SEVENTEENTH. The parties agree that this AGREEMENT shall take effect from the date on which: (i) it is approved by the Seventh District Civil Court of the First Circuit within the CONCURSO MERCANTIL, after all the legal procedures, including the correct holding of such hearings as the Court orders; (ii) the NEW 2011 BONDS and the NEW 2012 BONDS have been issued, the amounts cited in Clauses Third paragraph 3.4.3 – and Fourth paragraph 4.4.3 – of this AGREEMENT have been paid and the guaranties indicated in Clause Seventh of this AGREEMENT have been granted, perfected; (iii) the first certified copy of the certified document which contains the establishment of the MORTGAGE has been submitted for recordation in the Public Property and Commercial Registry corresponding to that of the corporate domicile of each of the mortgagors; (iv) the lien agreement which contains the establishment of the LIEN ON TRADEMARKS, has been submitted for recordation at the Mexican Institute of Industrial Property; and (v) the LIEN ON SHARES has been recorded in the corresponding shareholders registry of each one of the issuers whose shares are subject to a lien; with the understanding, however, that the real guaranties that the agreements indicated in paragraphs (iii), (iv), and (v), above, replace, shall only be canceled once the guaranties indicated in Clause Fourth of this AGREEMENT are duly perfected.

EIGHTEENTH. The parties agree that once the AGREEMENT is signed, it shall be presented to the Conciliator of the CONCURSO MERCANTIL, for him, this being the appropriate procedural moment, to sign it and process it pursuant to the law.

NINETEENTH. The parties agree that once the decision on the allowance, classification, and priority of the credits within the CONCURSO MERCANTIL has been rendered, a certified copy thereof shall be added as an appendix to the AGREEMENT.

[signature]
C.P.C., M.A. AND L.D. ENRIQUE ESTRELLA MENÉNDEZ
Name and Signature of Conciliator

Summary of the proposed agreement

Honorable Creditor: (HONORABLE JUDGE)

Court:

As indicated by the Mexican Business Reorganization Act, I make available to you for the period of ten days, the summary of the proposed agreement that I believe has the favorable opinion of the Company and the majority of the recognized creditors.

Court: SEVENTH CIVIL DISTRICT COURT IN THE FEDERAL DISTRICT Company: GRUPO IUSACELL CELULAR, S.A. DE C.V. Petitioner: GRUPO IUSACELL CELULAR, S.A. DE C.V. Case No.: 107/2006-I JOINED
Company’s Contact Information		Conciliator’s Contact Information
Name and address: GRUPO IUSACELL CELULAR, S.A. DE C.V. AV. PASEO DE LAS PALMAS 731 – 501 and 502 Col. LOMAS DE CHAPULTEPEC Del. México, FEDERAL DISTRICT, Post Code 11000		Name and address to sign the proposed agreement: C.P.C., M.A. and L.D. ENRIQUE ESTRELLA MENÉNDEZ ETLA 19 – Col. HIPÓDROMO CONDESA Del. MÉXICO, FEDERAL DISTRICT, POST CODE 06100, Mexico
Description	Legal Basis*	Amount	Total in UDI’s	Vote

Credits Against the Company’s Estate (Recognized Liabilities)

Labor Art. 123 Const. Sect. XXIII par. “A”

For administering the estate

Normal expenses for estate’s assets

Procedures to benefit the estate

Specialist fees and expenses

Burial expenses

Sickness expenses

Creditors with real mortgage guaranty

Creditors with real security guaranty

Tax with real guaranty

Tax without real guaranty

Other labor obligations

With special privilege

Unsecured

Reserves for Payment of Differences and Tax Credits

Differences from pending exceptions

Tax obligations to be determined

Credits Subject to Labor Agreement or Write-Off / Tax Authorization

Labor credit

Tax credit

Art. 224 Sect. I

Art. 224 Sect. II

Art. 224 Sect. III

Art. 224 Sect. IV

Art. 224 Sect. V

Art. 218 Sect. I

Art. 218 Sect. II

Art. 219 Sect. I

Art. 219 Sect. II

Art.221

Art. 221

Art. 221

Art. 221

Art. 221

Art. 153

Art. 153

Art. 152

Art. 152

		0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 1,420,447,987.48 0.00 0.00 0.00 0.00 2,573,773,282.38 0.00 0.00 0.00 0.00	3,994,221,269.86 0.00 0.00	0.00% 35.56% 0.00 64.44%
		Grand Total in UDI’s	3,994,221,269.86
Sum of creditors’ credits in the four sections identified with 8, 9, 13, and 14: To be effective, this agreement must be signed by recognized creditors in the minimum allowed amount of:		Art. 157 and 159 Art. 157	3,994,221,269.86 2,001,104,856.20	100.00% 50.10%
Proposal to Creditors

For unsecured creditors

A forgiveness is proposed for all interest owed to them to day, regular and arrears, as well as on 90% ninety percent of the principal, plus a ten-year waiting period for payment of principal, converted into UDIs.

For mortgage creditors There are none

For creditors with a real security guaranty

Insofar as Tranche A, Tranche B creditors and the holders of the 04 bonds, the forgiveness, grace periods, payments and/or novations cited in clauses THIRD and FOURTH contained on form LC-6/161 Section 25 appendix, are proposed.

For creditors with a special privilege There are none
For other creditors who sign the agreement The same forgiveness and grace periods as are proposed for the COMPANY’s unsecured creditors, are proposed.
Received stamp and signature of the Court.		Date (with number) 02/08/2007 MEXICO, FEDERAL DISTRICT, ON THE EIGHTH OF FEBRUARY OF TWO THOUSAND SEVEN [signature] C.P.C., M.A. and L.D. ENRIQUE ESTRELLA MENÉNDEZ Name and signature of conciliator